SALANT CORPORATION RETIREMENT PLAN
                        AS RESTATED
                     DECEMBER 1, 1989

TABLE OF CONTENTS

     ARTICLE                                                   PAGE
              PREAMBLE  1
     I        DEFINITIONS                                        2
     II       SERVICE   9
     III      MEMBERSHIP                                         12
     IV       ELIGIBILITY FOR PLAN BENEFITS                      13
     V        BENEFIT ACCRUAL                                    14
     VI       AMOUNT OF BENEFIT                                  16
     VII      MANNER AND FORM OF PAYMENT                         20
     VIII     CONTRIBUTIONS AND FUNDING                          27
     IX       LIMITATIONS ON BENEFITS AND CONTRIBUTIONS
28
     X        TOP-HEAVY PLAN YEARS                               34
     XI       ADMINISTRATION; CLAIMS PROCEDURE                   40
     XII      THE TRUST FUND                                     43
     XIII     AMENDMENT AND TERMINATION OF THE PLAN              44
     XIV      LIMITATION OF BENEFITS FOR HIGHLY PAID
              EMPLOYEES 47

     XV       MISCELLANEOUS PROVISIONS                           48

              APPENDIX A                                         50

         PREAMBLE


     Salant Corporation hereby amends the Salant Corporation
Retirement Plan (the "Plan") and the Manhattan Industries Inc. Employees' Benefit Plan (the "Manhattan Plan") to comply with requirements of the Tax Reform Act of 1986, the Revenue Act of 1987, the Technical and Miscellaneous Revenue Act of 1989, the Omnibus Reconciliation Act of
1989, the Unemployment Compensation Amendments of 1992 and the
Revenue Reconciliation Act of 1993 (the "Acts") effective as of December
1, 1989 with respect to the Plan and February 1, 1989 with respect to the Manhattan Plan, or with respect to certain provisions as of the pertinent effective dates contained in the provisions of the Acts, merges the Manhattan Plan into the Plan effective as of March 1, 1992 and restates the Plan as follows:

         ARTICLE I

                      DEFINITIONS


The following words and phrases when us4p13ed with the initial capital letter throughout this Plan and any subsequent amendment thereof shall have the meanings set forth below unless a different meaning is plainly required by the context.

1.1 "Accrued Benefit" means the monthly amount of benefit to which a Member would be entitled, determined in accordance with Article V, commencing on the later of (a) his Normal Retirement Date and (b) his Benefit Commencement Date with the manner of payment being a Life Annuity as described in
     Section 7.3.

1.2  "Actuarial Equivalent" means

     (a) in the case of a benefit other than a lump sum, an amount of equivalent value determined on the basis of (1) the Member's (and where applicable, the beneficiary's) age as of his Benefit Commencement Date, (2) the 1971 Group Annuity Mortality Table weighted 60% female, 40% male for Members and 60% male, 40% female for beneficiaries, and (3) an investment rate of 7% compounded annually; and

     (b) in the case of a lump sum payable to a Member or former Member, an amount equivalent to the present value as of the Member's Benefit Commencement Date of the Member's Retirement Benefit or Vested Deferred Benefit payable as of his Normal Retirement Date in the form of a single life annuity, determined on the basis of (1) the Member's age as of his Benefit Commencement Date, and (2) the mortality table specified in (a) and (3) the interest rates promulgated by the Pension Benefit Guaranty Corporation for single employer plan terminations occurring on the first day of the Plan Year of the date of payment.

     (c) in the case of a lump sum payable to the surviving Spouse or beneficiary of a Member, an amount equivalent to the present value, as of the Benefit Commencement Date, of the survivor annuity payable under Section 4.6 or 4.7 in the form of a single life annuity commencing on the date specified in Section 7.8 or 7.9 based on (1) the age of the surviving Spouse or beneficiary as of the Benefit Commencement Date,
     (2) the Mortality Tables described in Subsection (a) above, and
     (3) the interest rates promulgated by the Pension Benefit Guaranty Corporation for single employer terminations occurring on the first day of the Plan Year of the date of payment.

     In determining the Actuarial Equivalent of the minimum
     Accrued Benefit under Section 5.2 of a Member who was a participant in the Manhattan Plan, the actuarial equivalent factors set forth in the Manhattan Plan prior to this restatement shall be used.

1.3 "Affiliate" means any corporation or unincorporated business in control of, controlled by, or under common control with, the Company within the meaning of Sections 414(b) and (c) of the Code and any organization which is a member of an affiliated service group of which the Company is a Member within the meaning of Section 414(m) of the Code; provided, however, that, for the purposes of the limitations upon the benefits of a member contained in Article IX, "Affiliate" status shall be determined in accordance with Section 415(h) of the Code.
     Except to the extent approved by the Board of Directors, a corporation or unincorporated business shall not be deemed an Affiliate for any purpose under the Plan with respect to any period before it becomes an Affiliate.

1.4 "Average Final Compensation" means an Employee's average annual Compensation received during the five consecutive calendar years (disregarding calendar years in which the Employee was not employed during the entire calendar year, unless including the Compensation for such a calendar year results in a greater Average Final Compensation) in the last fifteen years of his Service affording the highest such average Compensation. In the case of an Employee with fewer than five complete consecutive calendar years of Compensation, Final Average Compensation will be the Employee's average monthly compensation for those months in his Period of Service during which he was paid for the complete month multiplied by twelve.

1.5 "Benefit Commencement Date" means the date on which a Member's benefit payments commence under the Plan.

1.6  "Board of Directors"  means the Board of Directors of Salant
     Corporation.

1.7 "Code" means the Internal Revenue Code of 1986, as amended.

1.8 "Committee" means the person or persons appointed by the Board to administer the Plan.

1.9 "Company" means Salant Corporation and any other Affiliate or other entity which, with the consent of the Board of Directors, has adopted the Plan and any successor to such Company. Each participating Company delegates all such rights, powers, and duties, including amendment or termination of the Plan, to Salant Corporation. Appendix A to the Plan lists the Companies that have adopted the Plan and the effective date of such adoption.

1.10 "Compensation" means the total wages within the meaning of
     Section 3401(a) of the Code and all other payments of compensation paid by the Company to an employee for which the Company is required to furnish the employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code with respect to any period of Service together with any salary deferral contributions made under the Company's
     Savings and Investment Plan or any other employee plan qualified under Section 401(k) or Section 125 of the Code, but excluding all of the following items (even if includible in gross income): reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits, severance payments to former Employees, income from the exercise of stock options, and any amount in excess of the amount specified in Section 401(a)(17) of the Code (as amended by the Revenue Reconciliation Act of 1993 and as adjusted for increases in the cost of living by the Secretary of the Treasury pursuant to
     Section 401(a)(17)(B) of the Code). "Compensation" earned prior to December 1, 1989 (February 1, 1989 in the case of a Member who participated in the Manhattan Plan) shall be, determined based upon the terms of the Plan (or the Manhattan Plan, if applicable) as in effect prior to such date. Compensation earned prior to January 1, 1992 by Denton
     Mills and West Dallas Employees, and Compensation earned by an individual while he is not classified as an Employee, shall be disregarded.

1.11 "Covered Compensation" means, with respect to a Member, the average (without indexing) of the Social Security Limits in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which the Member attains, or will attain, Social Security Retirement Age. In determining a Member's Covered Compensation for a Plan
     Year, the Social Security Limit for such Plan Year and any subsequent Plan Year shall be assumed to be the same as the Social Security Limit in effect as of the beginning of such Plan Year. A Member's Covered Compensation for a Plan
     Year commencing after the 35-year period described above is his Covered Compensation for the Plan Year during which the 35-year period ends. A Member's Covered Compensation for a Plan Year prior to the 35-year period described above is the Social Security Limit as of the beginning of such Plan Year.

1.12 "Deferred Retirement" means a Member's retirement after his Normal Retirement Date.

1.13 "Deferred Retirement Date" means the first day of the month coincident with or next following a Member's Deferred
     Retirement.

1.14 "Early Retirement Age" means (a) the date a Member has both
     (1) attained his 55th birthday and (2) completed a 10-year period of Vesting Service, (b) with respect to a Member whose Severance from Service Date is prior to January 1, 1994, the date the Member has both (1) attained his 60th birthday and
     (2) completed a 10-year period of Vesting Service, or (c) with respect to a Member who was a participant in the Manhattan
     Plan whose Severance from Service Date is prior to January 1, 1994, the date a Member has both (1) attained his 55th birthday and (2) completed a 20-year period of Vesting
     Service, if such date is earlier than the date determined in (b) above.

1.15 "Early Retirement Date" means the first day of any month before his Normal Retirement Age as of which a Member elects to retire provided he has attained his Early Retirement Age by such date.

1.16 "Effective Date" means June 3, 1973.

1.17 "Eligible Spouse" means the person to whom a Member has been legally married during the 12-month period immediately preceding the Member's date of death, if such death is earlier than his Benefit Commencement Date, or the person to whom a Member is legally married as of such date, if applicable.

1.18 "Employee" means any person, including officers, employed by the Company who is classified by the Committee under uniform rules as a regular salaried, office, sales, security, supervisory or technical employee, provided that no such person shall be an Employee if such person is included in a unit of employees covered by a collective bargaining agreement between employee representatives and the Company or an Affiliate, unless such agreement provides that such employees shall be eligible to participate in the Plan.

1.19 "Employment Commencement Date" means the date on which an Employee first performs an Hour of Service for the Company.

1.20 "ERISA" means the Employee Retirement Income Security
     Act of 1974, as amended.

1.21 "Hour of Service" means -

              (a) each hour for which an Employee is paid or entitled to payment, by the Company for the performance of duties for the Company, credited for the Plan Year or other computation period in which such duties were performed; or

              (b) each hour of a period during which no duties are performed due to vacation, holiday, illness, incapacity, layoff, jury duty, military duty or leave of absence; and

              (c) each hour for which an Employee has been awarded, or is otherwise entitled to, back pay from the Company, irrespective of mitigation of damages, if he is not entitled to credit for such hour under any other Subsection of this Section 1.21.

1.22 "Manhattan Plan" means the Manhattan Industries, Inc.
     Employees' Benefit Plan as it existed prior to March 1, 1992, the date of its merger into the Plan.

1.23 "Member" means an Employee who satisfies the requirements for Membership pursuant to Article III, and whose Membership shall not have terminated pursuant to such Article and any former Employee who is receiving or is entitled to receive a deferred benefit under the Plan.

1.24 "Normal Retirement Age" means the later of (a) the date a Member attains his 65th birthday and (b) the fifth anniversary of the commencement of his participation in the Plan, provided, however, that in the case of a Member who was a participant in the Manhattan Plan and who attained age 65 prior to January 1, 1992, "Normal Retirement Age" means the date such Member attains his 65th birthday.

1.25 "Normal Retirement Date" means the first day of the month coinciding with or next following a Member's Normal
     Retirement Age.

1.26 "Period of Service" means a period of Service commencing on an Employee's Employment Commencement Date or
     Reemployment Commencement Date, whichever is applicable, and ending on the earlier of the first anniversary of the date on which an Employee began a period of absence for any reason other than quit, retirement, discharge or death, and his Severance from Service Date, except as provided in Sections
     2.1, 2.2, and 2.3 for purposes of, respectively, eligibility, benefit accrual and vesting.

              The length of each Period of Service shall be equal to the number of complete years in such Period of Service, counting from the Employment Commencement Date on which it began, and including each month as 1/12 of a year and each partial month as a full month.

     The Period of Service of a Member who had been a participant in the Manhattan Plan shall be the greater of (a) the sum of (1) his "Service" as determined under the terms of the Manhattan Plan through January 31, 1991 and (2) his Period of Service commencing on February 1, 1991 or (b) the sum of (1) his "Service" as determined under the terms of the Manhattan
     Plan through January 31, 1992 and (2) his Period of Service commencing on February 1, 1992.

1.27 "Period of Severance" means the period of time commencing on an Employee's Severance from Service Date and ending on the date on which the Employee again performs an Hour of Service for the Company.

1.28 "Plan" means the provisions of the Salant Corporation
     Retirement Plan as restated and set forth herein; and prior to March 1, 1992 also means the provisions of the Manhattan
     Industries, Inc. Employees' Benefit Plan as restated and set forth herein.

1.29 "Plan Administrator" means Salant Corporation.

1.30 "Plan Year" means for periods prior to December 1, 1991, each twelve month period beginning on December 1 and ending on November 30; the month of December 1991; and each calendar year thereafter. With respect to the Manhattan Plan prior to the Merger, "Plan Year" means for periods prior to February 1, 1991, each twelve month period beginning on February 1 and ending on January 31; the eleven month period beginning on February 1, 1991 and ending on December 31, 1991; and each calendar year thereafter.

1.31 "Profit Sharing Plan Company Amount" means any amount transferred to the Trust Fund attributable to the Company's contributions made under the Salaried Employees' Profit Sharing Savings Plan of Salant Corporation on behalf of the Member, together with interest compounded annually at the rate of 6% a year from the date of transfer.

1.32 "Profit Sharing Plan Member Amount" means any amount transferred to the Trust Fund attributable to a Member's contributions made under the Salaried Employees' Profit Sharing Savings Plan of Salant Corporation, together with interest compounded annually at the rate of 6% a year from the date of transfer.

1.33 "Reemployment Commencement Date" means the first day following a Period of Severance on which an Employee performs an Hour of Service for the Company.

1.34 "Retirement Date" means the Member's Early Retirement Date,
     Normal Retirement Date or Deferred Retirement Date, as the case may be.

1.35 "Service" means an Employee's period of employment with the Company credited in accordance with Article II. For Members who participated in the Manhattan Plan, Service for periods prior to February 1, 1989 shall be determined based on the terms of the Manhattan Plan as in effect prior to such date.

     Service shall include periods during which an Employee is absent for military service provided employment is resumed within the period prescribed by the statutes of the United States, as from time to time in effect, for the exercise of veteran's reemployment rights and periods during which an employee is absent pursuant to an authorized leave of absence approved by the Committee under uniform rules.

     Service with an Affiliate shall be taken into account as provided under Section 2.1 and 2.3 for purposes of, respectively, eligibility and vesting. For this purpose,

                   (a)  the word "Company" shall be replaced by
     the term "Company or Affiliate" whenever it appears in Sections 1.19, 1.21, 1.27, 1.33 and 1.36; and

                   (b)  the word "Employee" when used in those
     Sections enumerated in Subsection (a) shall include a person employed by an Affiliate.

     To the extent that such periods would have counted as Service had the employer then been the Company, Service shall also include periods of employment by any employer acting as a field warehouseman if such employment is determined by the Committee to be solely in connection with a field warehousing arrangement with the Company.

1.36 "Severance from Service Date" means the earlier of (a) the date on which an Employee quits, retires, is discharged or dies, and (b) the later of (1) the first anniversary of the first day of a period in which an Employee remains absent from Service (with or without pay) with the Company for any reason other than quit, retirement, discharge or death, such as vacation, holiday, sickness, disability, leave of absence or layoff, and (2) the second anniversary of the date on which an Employee began a period of absence for any reason other than quit, retirement, discharge or death, if his absence beyond the first anniversary of the date on which he began such absence is by reason of the pregnancy of such Employee, the birth of a child of such Employee, the placement of a child in connection with the adoption of such child by the Employee, or the caring for such child for a period beginning immediately following such birth or placement.

1.37 "Social Security Limit" means, with respect to any calendar year, the contribution and benefit base determined under section 230 of the Social Security Act for such calendar year.

1.38 "Social Security Retirement Age" means, in the case of a Member born before January l, l938, age 65; in the case of a Member born after December 3l, l937 and before January l, l955, age 66; and in the case of a Member born after December 3l, l954, age 67.

1.39 "Spousal Consent" means, with respect to the election by a Member to waive the Qualified Joint and Survivor Annuity form pursuant to Section 7.2 or the Spouse's Benefit pursuant to Section 6.6, that

              (a) the Member's Eligible Spouse consents in writing to such election, and the Spouse's consent acknowledges the effect of such election and is witnessed by a Member of the Committee or by a notary public; or

              (b) it is established to the Committee's satisfaction that the consent required under Subsection (a) hereof is unobtainable because the Member is unmarried, because the Member's Eligible Spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by regulation prescribe.

     Any such consent and any such determination as to the impossibility of obtaining such consent shall be effective only with respect to the individual who signs such consent or with respect to whom such determination is made and not with respect to any individual who may subsequently become the Eligible Spouse of such Member.

1.40 "Thomson Company Plan Company Amount" means an amount equal to the value of the Member's Benefit Units attributable to the Thomson Company contributions under the Retirement Plan of Thomson Company on behalf of the Member as of October 1, 1973 multiplied by a factor of 1.098, together with interest compounded annually at the rate of 6% a year from such date.

1.41 "Thomson Company Plan Member Amount" means any amount transferred to the Trust Fund attributable to a Member's contributions made under the Retirement Plan of the Thomson Company, together with interest compounded annually at the rate of 6% a year from October 2, 1973.

1.42 "Trust" or "Trust Fund" means the trust established pursuant to the Trust Agreement to hold the assets of the Plan. The assets of the Plan may be held in one or more Trust Funds.

1.43 "Trust Agreement" means the agreement entered into between Salant Corporation and the Trustee pursuant to which the Trustee holds the Trust Fund.

1.44 "Trustee" means anyone serving as trustee under the Trust
     Agreement.

              The masculine pronoun whenever used shall include the feminine and the singular shall include the plural.

           ARTIC                    LE II

SERVI                      CE

2.1  Eligibility Service

     Eligibility Service means the aggregate Period of Service credited to an Employee and not forfeited due to a Period of Severance in accordance with Section 2.4(a)(1). For purposes of this Section 2.1, the aggregate Period of Service credited to an Employee shall include each Period of Service as an employee of the Company not included in the definition of Employee under Section 1.18, each Period of Service with an Affiliate and each Period of Severance taken into account under Section 2.4(b).

2.2  Benefit Accrual Service

     Benefit Accrual Service means the aggregate Period of Service credited to an Employee with the exception of (a) any Period of Service forfeited due to a Period of Severance in accordance with Section 2.4(a)(1), (b) any Period of Service by an individual while he is not classified as an Employee and
     (c) in the case of an Employee employed at the West Dallas or Denton Mills divisions of the Company, any Period of Service prior to January 1, 1992.

     To the extent that such period would count as Benefit Accrual Service if the employer were the Company, Benefit Accrual
     Service shall also include any period of employment by any employer acting as a field warehouseman if such employment is determined by the Committee to be solely in connection with a field warehousing arrangement with the Company, provided that the amount of retirement benefit payable to the Member or his beneficiary under this Plan attributable to any such period of employment shall be reduced (but not to less than zero) by the amount of any pension or other benefit derived from employer contributions attributable to such periods of employment that is payable to the Member or to his beneficiary under any other plan or arrangement to provide retirement benefits that is maintained in whole or in part at the expense of such employer. For purposes of computing such reduction, the amount payable under any such plan or arrangement to provide retirement benefits shall be valued by the Committee to determine the appropriate actuarially equivalent value using the factors specified for such purpose under this Plan.

     Notwithstanding the above, to determine a Member's period of Benefit Accrual Service prior to January 1, 1979, he shall be considered to have completed a one-year Period of Benefit Accrual Service for each year of credited service earned in accordance with the provisions of the Plan as then in effect and shall receive credit for a one-year Period of Benefit Accrual Service for each year of such credited service.

2.3  Vesting Service

     Vesting Service means whole years of the aggregate Period of Service credited to an Employee, whether or not such Periods of Service were rendered consecutively.

     For purposes of this Section 2.3, the aggregate Periods of Service credited to an Employee shall include each Period of Service as an employee of the Company not included in the definition of Employee under Section 1.18, each Period of Service with an Affiliated Company and each Period of Severance taken into account under Section 2.4(b).

     Notwithstanding the foregoing, however, such aggregate Period of Service shall not include any Period of Service forfeited due to a Period of Severance in accordance with Section 2.4(a)(2).

     Notwithstanding the above, to determine a Member's period of Vesting Service prior to January 1, 1979, he shall be considered to have completed a one-year Period of Vesting Service for each year of credited service earned in accordance with the provisions of the Plan as then in effect and shall receive credit for a one-year Period of Vesting Service for each year of such credited service.

     The Vesting Service of a Member who had been a participant in the Manhattan Plan shall be the sum of his "Vesting Service" as determined under the terms of the Manhattan Plan through December 31, 1991 plus his Period of Service commencing on January 1, 1992. Furthermore, if such a Member is credited with at least 1,000 Hours of Service for the period from February 1, 1991 through January 31, 1992 and is credited with a Period of Service of one year for the period for January 1, 1992 through December 31, 1992 shall be credited with two whole years of Vesting Service for the period from February 1, 1991 through December 31, 1992.

2.4  Period of Severance:

                   (a)  Effect of a Period of Severance

                        (1)  an Employee who incurs a Period of
     Severance before he has a vested interest under the Plan that equals or exceeds the greater of (A) his Period of Eligibility Service credited prior to such Period of Severance and (B) five years shall forfeit the Period of Eligibility Service and Period of Benefit Accrual Service previously credited to him.

                        (2)  an Employee who incurs a Period
     of Severance before he has a vested interest under the Plan that equals or exceeds the greater of (A) his Period of Vesting Service credited prior to the Period of Severance and (B) five years shall forfeit the Period of Vesting Service previously credited to him.

                        (3)  the Period of Service of a person
     who incurs a Period of Severance shall include Service following such Period of Severance but shall not include Service prior to such Period of Severance until such person completes a 12 consecutive month Period of Service following such Period of Severance.

                   (b)  Crediting of Period of Severance

                        (1)  if an Employee has a Severance
     from Service Date by reason of a quit, discharge or retirement and then performs an Hour of Service within 12 months of his Severance from Service Date, the Period of Severance shall be taken into account for purposes of determining his aggregate Periods of Service under Sections 2.1 and 2.3.

                        (2)  if an Employee has a Severance
     from Service Date by reason of a quit, discharge or retirement during a period of 12 months or less in which the Employee remains absent from Service for any reason other than a quit, discharge, retirement or death and then performs an Hour of Service within 12 months of the date on which he was first absent from service, the Period of Severance shall be taken into account for purposes of determining his aggregate Periods of Service under Sections 2.1 and 2.3.
ARTICLE III

MEMBERSHIP

3.1 Each Employee who was a Member of the Plan immediately preceding the effective date of this amendment and restatement shall participate in this Plan in accordance with the provisions of the Plan in effect on and after such effective date.

3.2 Each other Employee shall become a Member of the Plan on the January 1, April 1, July 1 or October 1 coinciding with or next following the later of (a) the date on which he becomes an Employee as defined in section 1.18 and (b) the date on which he attains his 21st birthday, and is credited with a one-year Period of Eligibility Service, provided, however, that (i) an Employee hired before July 1, 1993 shall become a Member of the Plan on the January 1 or July 1 coinciding with or next following the later of (a) the date on which he becomes an Employee as defined in section 1.18 and (b) the earlier of (1) the later of the date on which he attains his 21st birthday or is credited with a one-year Period of Eligibility Service, or (2) the date he is credited with a two-year Period of Eligibility Service, and (ii) an Employee hired before December 1, 1988 (February 1, 1988 in the case of an
     Employee who was an employee of Manhattan Industries, Inc.)
     who had attained age 60 prior to his Employment
     Commencement Date shall become a Member of the Plan on the later of December 1, 1988 (or February 1, 1988, as the case may be) and the January 1 or July 1 coinciding with or next following the date on which he is credited with a one-year period of Eligibility Service.

3.3 A Member of the Plan who forfeits his Period of Eligibility Service due to a Period of Severance in accordance with
     Section 2.4(a)(1) will cease to be a Member of the Plan. He may re-enter the Plan as a new Member by again satisfying the Membership requirements in accordance with Section 3.2.
     If a Member has a Period of Severance of at least one year but does not forfeit his Period of Eligibility Service in accordance with Section 2.4(a)(1), he is eligible to participate immediately upon his Reemployment Commencement Date.

ART       ICLE IV

ELI            GIBILITY FOR PLAN BENEFITS


4.1  Normal Retirement Benefit

     A Member shall be eligible for a Normal Retirement Benefit if his employment is terminated on or after his attainment of his Normal Retirement Age but on or immediately before his attainment of his Normal Retirement Date.

4.2  Early Retirement Benefit

     A Member shall be eligible for an Early Retirement Benefit if his employment is terminated before he attains his Normal
     Retirement Age but on or after his attainment of his Early
     Retirement Age.

4.3  Vested Deferred Benefit

     A Member shall be eligible for a Vested Deferred Benefit if his employment is terminated for any reason other than death or retirement and after he has a vested interest under the Plan.

4.4  Deferred Retirement Benefit

     A Member shall be eligible for a Deferred Retirement Benefit if his employment is terminated after his Normal Retirement
     Date.

4.5  Disability Benefit

     A Member shall be eligible for a Disability Benefit if, prior to January 1, 1995, he (a) has at least 15 years of Service and (b) becomes totally and permanently disabled while in the service of the Company so that he is eligible for, and receiving, Social Security disability benefits.

4.6  Spouse's Benefit

     A Member shall be eligible to have a Spouse's Benefit provided for his Eligible Spouse if he dies prior to his Benefit Commencement Date survived by an Eligible Spouse and is vested in any portion of his Accrued Benefit.

4.7  Death Benefit

     A Member who is not survived by an Eligible Spouse or
     whose Eligible Spouse is not eligible for immediate
     distribution of the Spouse's Benefit shall be eligible to have a Death Benefit provided for his designated beneficiary if he dies while an active Employee or after having attained Early Retirement Age and prior to his Benefit Commencement Date, if he has been credited with a Period of Vesting Service of at least 10 years and has attained age 45, and if the sum of his age and Period of Vesting Service is not less than 65.
ART       ICLE V

BEN                   EFIT ACCRUAL

5.1  Accrued Benefit

     Each Member shall accrue a monthly benefit equal to 1/12 of the sum of (a) and (b) reduced by (c), if applicable

                   (a)  the greatest of (i), (ii), (iii) and (iv):

                        (i)  (A) 0.65% of his Average Final
                   Compensation not in excess of 140% of his Covered Compensation plus 1.25% of his Average Final Compensation in excess of 140% of his Covered Compensation, if any, multiplied by (B) his Period of Benefit Accrual Service (not in excess of 35 years); or

                        (ii)  $96 multiplied by his Period of
                   Benefit Accrual Service after November 30,
                   1988 and $60 multiplied by his Period of Benefit Accrual Service before December 1, 1988; provided, however, that no more than 30 years of Benefit Accrual Service shall be taken into account, and for this purpose, those years of a Member's Benefit Accrual Service shall be applied that produce the greatest Accrued Benefit; or

                        (iii)  the sum of (A) and (B):

                        (A)  the greater of an amount determined
                        under Subsection (a)(i) or (a) (ii) above based on his Period of Benefit Accrual
                        Service after June 2, 1973; and

                        (B)  the Actuarial Equivalent of his
                        Profit Sharing Plan Company Amount, if
                        any; or

                        (iv)  the sum of (A) and (B):

                        (A)  an amount determined under
                        Subsection (a)(i) above based on his
                        Period of Benefit Accrual Service after
                        October 1, 1973; and

                        (B)  the Actuarial Equivalent of his
                        Thomson Company Plan Company
                        Amount, if any; and

                   (b)  the Actuarial Equivalent of his Profit
     Sharing Plan Member Amount or Thomson Company Plan
     Member Amount, if any; less

                   (c)  the Member's accrued benefit under the
     terminated Manhattan Industries Inc. Employees' Benefit Plan (As Amended Effective February 1, 1984) or the terminated Vera Companies Division Employees' Pension Plan or the terminated Manhattan Accessories Division Employees'
     Pension Plan.

5.2. Minimum Accrued Benefit

                   (a)  Notwithstanding any provision of the
              Plan to the contrary, a Member's Accrued Benefit, determined after November 30, 1989, shall not be less than his Accrued Benefit, determined as of the earlier of his Severance from Service Date and December 31,
              1991, under the terms (including but not limited to actuarial assumptions and equivalents) of the Plan or, if applicable, the Manhattan Plan as in effect prior to this Amendment and Restatement, based on his Period of Benefit Accrual Service, Compensation and Average
              Final Compensation, determined on the earlier of his Severance from Service Date and December 31, 1991; provided, however, that with respect to any Member who was a highly compensated employee within the meaning of section 414(q)(1)(A) or (B) of the Code for the Plan Years ending November 30, 1990 and
              November 30, 1991, such a Member's Accrued Benefit, determined after November 30, 1989, shall not be less than his Accrued Benefit, determined as of November 30, 1989, under the terms of the Plan as in effect prior to this Amendment and Restatement, based on his years of Benefit Accrual Service, Compensation and Average Final Compensation determined on November 30, 1989; provided further, however, that a Member who was such a highly compensated employee for the Plan Year which ended November 30, 1991 but not the Plan Year ended November 30, 1990, the
              Member's Accrued Benefit, determined after
              November 30, 1990, shall not be less than his Accrued Benefit, determined as of November 30, 1990, under the terms of the Plan as in effect prior to this Amendment and Restatement, based on his years of Benefit Accrual Service, Compensation and Average
              Final Compensation determined on November 30, 1990;
              and provided further, that any provision in the Plan to the contrary notwithstanding, this Section 5.2 shall be interpreted in a manner consistent with and reflective of section 411(d)(6) of the Code such that nothing in the Plan shall have the effect of decreasing an accrued benefit of a Member or of eliminating or reducing an early retirement benefit or a retirement-type subsidy or eliminating an optional form of benefit with respect to benefits attributable to service prior to January 1, 1992. With respect to Members who were participants in the Manhattan Plan, the references to November 30, 1989, November 30, 1990, and November 30, 1991, in this
              Section 5.2 shall be replaced with January 31, 1989, January 31, 1990 and January 31, 1991, respectively, and references to the terms of the Plan prior to this Amendment and Restatement shall be replaced by the terms of the Manhattan Plan prior to this Amendment and Restatement.

                   (b)  Notwithstanding any provision of the
              Plan to the contrary, a Member's Accrued Benefit, determined after December 31, 1993, shall not be less than the greater of (1) his Accrued Benefit, determined under the term of the Plan as in effect on and after January 1, 1994, based on his entire Period of Benefit Accrual Service, and (2) the sum of (1) his Accrued Benefit, determined as of the earlier of his Severance from Service Date and December 31, 1993, under the terms (including but not limited to actuarial assumptions and equivalents and the terms of Subsection (a)) of the Plan as in effect prior to January 1, 1994, based on his Period of Benefit Accrual
              Service, Compensation and Average Final
              Compensation, determined on the earlier of his Severance from Service Date and December 31, 1993, and frozen in accordance with Treasury Regulation
              Section 1.401(a)(4)-13 and (2) a Member's Accrued Benefit, determined under the term of the Plan as in effect on and after January 1, 1994, based on his Period of Benefit Accrual Service and Compensation credited after December 31, 1993.
ARTICLE VI

AMOUNT OF BENEFIT


6.1  Amount of Normal Retirement Benefit

     A Member's Normal Retirement Benefit shall be the amount determined in either (a) or (b), whichever is applicable.

              (a) A Member who retires on the Life Annuity form described in Section 7.3 shall receive a monthly benefit equal to the Accrued Benefit determined in Section 5.1. or
     Section 5.2.

              (b) A Member who retires on a form of annuity other than the Life Annuity form shall receive a monthly benefit equal to the Actuarial Equivalent of the Accrued
     Benefit determined in Section 5.1 or Section 5.2.

     In no event, however, shall a Member's Normal Retirement
     Benefit be less than the greatest Early Retirement Benefit he would have been entitled to receive if he had retired early under the provisions of Section 4.2.

6.2  Amount of Early Retirement Benefit

     A Member who elects to retire at an Early Retirement Date shall receive a monthly benefit equal to the Actuarial
     Equivalent of his Normal Retirement Benefit.

6.3  Amount of Vested Deferred Benefit

              (a)  The monthly amount of a Member's Vested
     Deferred Benefit commencing at his Normal Retirement Date on the Life Annuity form, as described in Section 7.3, shall be equal to the sum of (i) and (ii):

                   (i)  the greater of (A) and (B):

                   (A)  a percentage, in accordance with the
                   following schedule, of the Accrued Benefit, as determined in Section 5.1 (disregarding Sections 5.1(a) (iii) and (iv) and 5.1(b)):

              Period of Vesting Service         Percentage
Vested

                   less than 5 years                    0
                   5 or more years                    100

     and

                   (B)  the sum of (1) and (2):

                        (1)  a percentage, in accordance with the
                        schedule in Subsection (a)(i)(A) above,
                        of the amount determined in Section
                        5.1(a)(iii) or (iv), if any; and

                        (2)  the Actuarial Equivalent of his Profit
                        Sharing Plan Company Amount and
                        Thomson Company Plan Company
                        Amount, if any; and

                   (ii) his Profit Sharing Plan Member Amount and
     Thomson Company Plan Member Amount, if any.

     A Member who was a participant in the Manhattan Plan on January 31, 1989, and whose Period of Vesting Service is 4 or more years but less than 5 years shall be 40% vested in his Accrued Benefit.

     In no event shall the annual amount of a Member's Vested
     Deferred Benefit be less than a percentage of his Minimum
     Accrued Benefit determined in Section 5.2 in accordance with the schedule in Subsection (a)(i)(A) above.

              (b)  The monthly amount of a Member's Vested
     Deferred Benefit commencing at his Normal Retirement Date on a form other than the Life Annuity form, as described in
     Section 7.3, shall be equal to the Actuarial Equivalent of the amount otherwise determined under subsection (a), above.

     Subject to Section 7.14, a Member may elect to receive his Vested Deferred Benefit at an Early Retirement Date, in which case such benefit shall be equal to the Actuarial Equivalent of the amount otherwise determined under this Section 6.3.

6.4  Amount of Deferred Retirement Benefit

     Subject to Section 7.14, a Member's Deferred Retirement Benefit shall commence on his Deferred Retirement Date and shall be a monthly benefit equal to the greater of (a) his Accrued Benefit as of his Benefit Commencement Date and
     (b) the Actuarial Equivalent of his Normal Retirement Benefit determined as of his Benefit Commencement Date.

6.5  Amount of Disability Benefit

              (a) A Member's Disability Benefit shall commence on the first day of the sixth month following disability and shall be an annual benefit on the Life Annuity form, as described in Section 7.3, in an amount equal to his Accrued Benefit.

              (b) The monthly amount of a Member's Disability Benefit on a form other than the Life Annuity form, as described in Section 7.3, shall be equal to the Actuarial Equivalent of the amount otherwise determined under subsection (a) above.

6.6  Amount of Spouse's Benefit

     The Spouse's Benefit payable for life to a Member's Eligible
     Spouse shall be:

              (a) in the case of a Member who dies on or after his Early Retirement Date, the annuity to which such Member's Eligible Spouse would have been entitled if the Member had retired on the day before his death and his retirement benefit had been payable in the Qualified Joint and Survivor Annuity form, reduced in accordance with Section
     6.2; and

              (b) in the case of a Member who dies prior to his Early Retirement Date, the annuity to which his Eligible
     Spouse would have been entitled if the Member's Severance from Service Date had occurred on the date of his death (if the Member had not already had a Severance from Service prior to the date of his death), and such Member had survived to his Early Retirement Date, had retired immediately upon attainment of his Early Retirement Date with an immediate Qualified Joint and Survivor Annuity form, reduced as provided in Section 6.2, and had died on the day next succeeding such retirement; and

              (c)  in any case, not less than the Actuarial
     Equivalent of the sum of the Member's Profit Sharing Plan
     Member Amount and Profit Sharing Plan Company Amount or
     Thomson Company Plan Member Amount and Thomson
     Company Plan Company Amount, if any.

6.7  Amount of Death Benefit

     Any Member who has no Eligible Spouse or whose Eligible
     Spouse is not eligible for immediate distribution of a Spouse's Benefit under Section 6.6 and whose service has not terminated or who has left employment after reaching his Early Retirement Age is eligible for a death benefit if he has at least 10 years of service and has attained age 45 and if the sum of his age and his Period of Service is not less than 65. If, after becoming eligible for the death benefit provided by this section, a Member dies prior to his Benefit
     Commencement Date, a death benefit shall be paid to his Eligible Spouse or, if there is no Eligible Spouse, to a surviving beneficiary designated by the Member in a written election filed with the Committee. The Member may change his designated beneficiary at any time. If no validly designated beneficiary survives the Member, the death benefit shall be paid to the Member's estate.

     Subject to Section 7.6, the death benefit so payable shall be an annual amount continued for the life of the payee (or in the case of an Eligible Spouse, until such spouse becomes eligible for distribution of the Spouse's Benefit under Section 6.6) equal to the annual amount that would be payable to such person if such person were the Member's surviving joint annuitant under a 50% joint and survivor annuity (as hereinafter defined) if such 50% joint and survivor annuity, which commenced on the day preceding the Member's death, had an actuarial value on the day preceding the Member's death equal to the Actuarial Equivalent of the Member's
     Accrued Benefit. A 50% joint and survivor annuity is a form of annuity whereby an amount would be payable annually to the Member during his life and thereafter, if the joint annuitant survived the Member, 50% of such amount would be payable annually to the Member's joint annuitant for life.

     The death benefit payable to the Member's estate shall be a lump sum equal to the actuarial value of the death benefit (as measured immediately after the
     Member's death) payable to a hypothetical surviving designated beneficiary born on the third anniversary of the Member's birth.

     In no event shall the Death Benefit payable under this Section
     7.6 be less than the Actuarial Equivalent of the sum of the
     Member's Profit Sharing Plan Member Amount and Profit
     Sharing Plan Company Amount or Thomson Company Plan
     Member Amount and Thomson Company Plan Company
     Amount, if any.
ART      ICLE VII

MAN             NER AND FORM OF PAYMENT


7.1 A Member's Retirement Benefit or Vested Deferred Benefit shall, except as provided under Section 7.10, 7.11, 7.12, 7.14 or 7.15, be payable as an annuity commencing on the Member's Retirement Date, or as of the first day of the month coinciding with or next following his termination of employment, if later. The annuity shall be paid on one of the forms described in the following paragraphs of this Article.

7.2 A Member who has an Eligible Spouse at his Benefit Commencement Date shall have his benefit paid on the Qualified Joint and Survivor Annuity form under Section 7.4. However, such Member may, prior to his Benefit
     Commencement Date and subject to Spousal Consent, elect in writing and on a form provided by the Plan Administrator, not to have his benefit paid in this manner and may, prior to such Benefit Commencement Date, instead elect, in writing and on a form provided by the Plan Administrator, to have his benefit paid on one of the following:

                   (a)  the Life Annuity form under Section 7.3,

                   (b) subject to the conditions and restrictions of Section 7.6, the Non-Qualified Joint and Survivor Annuity form under Section 7.4,

                   (c) subject to the conditions and restrictions of Section 7.6, the Period Certain Life Annuity form under
     Section 7.5, or

                   (d) subject to the conditions and restrictions of Section 7.6, the Optional Temporary Annuity form under
     Section 7.7.

     No less than 90 days before the Member's Benefit
     Commencement Date, the Plan Administrator shall furnish the Member with written notification of the availability of making an election not to have his benefit paid on the Qualified Joint and Survivor Annuity form. This notification shall also inform the Member that he may request an explanation of the terms, conditions and financial effect of making such elections. Any explanation shall be furnished to the Member within 30 days of his request provided the Member furnishes the Plan Administrator with proof of the date of birth of his Eligible Spouse and such other information as the Plan Administrator may require the Member to provide in order to give such explanation.

     A Member who elects not to have his benefit paid on the Qualified Joint and Survivor Annuity form may revoke such election at any time prior to his Benefit Commencement Date.

     A Member who does not have an Eligible Spouse at his Benefit Commencement Date shall have his benefit paid on the Life Annuity form under Section 7.3, unless, subject to the conditions and restrictions of Section 7.6, he elects the Non-Qualified Joint and Survivor Annuity form under Section 7.4, the Period Certain Life Annuity form under Section 7.5 or the Optional Temporary Annuity form under Section 7.7.

7.3 Life Annuity form provides for monthly payments to the Member continuing to the first day of the month in which his death occurs.

7.4 Joint and Survivor Annuity form provides for monthly payments to be made in accordance with one of the following options:

     Qualified Option   -    a monthly benefit payable
                             during the lifetime of the
                             Member and upon his death
                             50% of such monthly benefit
                             payable to his Eligible Spouse
                             for the Eligible Spouse's
                             lifetime.  No benefit shall be
                             payable after the death of the
                             Member and his Eligible
                             Spouse.

     Non-Qualified Option    -      a monthly benefit
                             payable during the lifetime of
                             the Member and following his
                             death a monthly benefit
                             payable to his surviving joint
                             annuitant for the joint
                             annuitant's lifetime equal to
                             50%, 75% or 100% of the
                             monthly benefit payable to the
                             Member during his lifetime.
                             No benefit shall be payable
                             after the death of the Member
                             and his joint annuitant.

7.5 Period Certain Life Annuity form provides for monthly payments continuing to the first day of the month in which the Member's death occurs or the end of the certain period, whichever is later. The certain period may be either 60 months, 120 months or 180 months. If the Member dies before the end of the certain period, payments in the same amount shall be continued to the end of such period to the beneficiary authorized to receive payments in accordance with
     Section 15.5.

7.6 The following conditions and restrictions are applicable to the election of the Non-Qualified Joint and Survivor Annuity form or the Period Certain Life Annuity form:

                   (a)  A Member shall make his election on a
     form provided by the Plan Administrator, and must designate either his Normal Retirement Age, his Deferred Retirement
     Date, his required beginning date determined under
     Section 7.15, or, if earlier, the date he intends to retire as the effective date of the election.

                   (b)  If a Member elects the Non-Qualified
     Joint and Survivor Annuity form, he must designate his joint annuitant, the percentage of his benefit to be continued to his joint annuitant, and provide satisfactory proof of the joint annuitant's age.

                   (c)  If a Member elects the Period Certain
     Life Annuity form he must designate his beneficiary.

                   (d)  If a Member, or, in the case of the Non-
     Qualified Joint and Survivor Annuity form, the joint annuitant, dies before the effective date of the election, the election will be cancelled.

                   (e) If a joint annuitant or a beneficiary is other than a Member's Eligible Spouse and if the value of the Member's benefit under the elected form of annuity would be less than 51% of the value of his benefit that would be payable on the Life Annuity form, such benefit on the form of annuity elected shall be adjusted so that the value of the Member's benefit under the form elected shall be equal to 51% of the value of the Member's benefit on the Life Annuity form.

7.7  Optional Temporary Annuity Form

     A Member whose Retirement Benefit or Vested Deferred
     Benefit commences under the Plan before the earliest date on which his primary insurance amount beginning under the Social Security Act may elect to receive an adjusted benefit prior to the first date on which he becomes eligible to receive such primary insurance amount and a reduced benefit thereafter. The adjusted benefit shall be calculated so that the Retirement Benefit or Vested Deferred Benefit payable to the Member prior to the date on which he becomes eligible to receive his primary insurance amount shall be equal as nearly as possible to the sum of (a) the reduced amount payable after such date and (b) the estimated primary insurance amount payable to the Member beginning on such date.

     A Member may elect this Optional Temporary Annuity by filing a written request with the Committee prior to his Retirement Date.

7.8  Payment of Spouse's Benefit

              (a) The Spouse's Benefit shall commence to be paid on the first day of the month next following the later of the Member's death and the date on which the Member would have attained Early Retirement Age.

              (b)  A surviving Spouse may elect that the Spouse's
     Benefit commence on the first day of any month following the date specified in Subsection(a) subject to the limitations of
     Section 7.15.

              (c) If a surviving Spouse elects to defer payment pursuant to Subsection (b), the annuity payable to such Spouse shall be the Actuarial Equivalent of the annuity payable as of the date specified in Subsection (a).

7.9  Lump Sums

     If any portion of a Member's Accrued Benefit consists of a Profit Sharing Plan Member Amount or Thomson Company
     Plan Member Amount, the Member may elect, subject to Spousal Consent, to receive such amount at any time following his Severance from Service Date in a lump sum.

     If as of a Member's Benefit Commencement Date, his Accrued
     Benefit is equal to the sum of the amounts specified in Sections 5.1(a)(iii) and 5.1(b) or 5.1(a)(iv) and 5.1(b):

              (a)  the Member may elect, subject to Spousal
     Consent, to receive distribution of his Retirement Benefit or Vested Deferred Benefit, as the case may be, in a lump sum, or

              (b) the Member's Eligible Spouse or designated beneficiary may elect to receive distribution of the Spouse's Benefit or Death Benefit, as the case may be, in a lump sum.

7.10 Payment of Death Benefit

     The Death Benefit payable under Section 6.7 shall commence to be paid on the first day of the month next following the date of the member's death.

7.11 Small Benefit Payments

     In the case of a Member whose Severance from Service is after December 31, 1991, the Trustee shall distribute to the Member or his Spouse, as the case may be, as soon as practicable after the Member's Severance from Service, in a single lump sum payment the Actuarial Equivalent of the Member's vested Accrued Benefit, if the amount of such distribution does not exceed $3,500. In the case of a Member whose Severance from Service is before January 1, 1992, the Trustee shall distribute to the Member or his Spouse, as the case may be, as soon as practicable after the Member's
     Retirement Date, in a single lump sum payment the Actuarial Equivalent of the Member's vested Accrued Benefit, if the amount of such distribution does not exceed $3,500. A
     Member with no vested interest in his Accrued Benefit as of his Severance from Service shall be deemed to have received a distribution of his entire vested Accrued Benefit of zero dollars as of his Severance from Service.

7.12 Qualified Domestic Relations Order - If required to do so by a qualified domestic relations order, as defined in Section 414(p) of the Code, the Trustee may commence distribution of all or a portion of a Member's Accrued Benefit to an alternate payee, as defined in Section 414(p) of the Code, at a time after the Member attains age 50, but prior to the Member's Retirement
     Date or termination of employment.

7.13 Retirement Benefit Payments - The annual retirement benefits for life shall be payable in monthly installments and shall end with the last monthly payment prior to the death of the Member, or his beneficiary if receiving benefits.

7.14 Reemployment after Retirement - If any retired Member is reemployed by the Company, his retirement benefit payments, if any, shall cease until his subsequent retirement and his Service and Credited Service shall be restored to him but the benefit payable upon the Member's subsequent retirement or death shall be reduced (but not to less than zero) by the Actuarial Equivalent of any payments under the Plan previously received by the Member and by the cost of any retirement benefit coverage of the Member's beneficiary under the Plan during such reemployment provided that no reduction shall be made for Disability Benefits received under Section 6.5.

7.15 Required Distributions

     Notwithstanding anything to the contrary contained in this Plan
     --

              (a)  The entire interest of each Member must either:

                   (1)  be paid to him not later than the April
     1st next following the close of his taxable year in which he attains age seventy and one-half (70-1/2); or

                   (2)  commence to be paid to him not later
     than the date specified in Paragraph (1) and payable, in accordance with regulations prescribed by the Secretary of the Treasury, over a period not extending beyond the life of such Member or the joint lives of such Member and his designated beneficiary, or the life expectancy of such Member or the joint and last survivor life expectancy of such Member and his designated beneficiary; provided, however, that if the distribution of a Member's Retirement Benefit has commenced in accordance with this Paragraph (2), any portion remaining to be distributed at such Member's death shall continue to be distributed at least as rapidly as under the method of distribution in effect as of such Member's death.

              (b)  If a Member has died prior to the
     commencement of distributions to him in accordance with Paragraph (a)(2), the entire interest of such Member shall be distributed:

                   (1) within five (5) years after the death of such Member, or

                   (2)  where distribution is to be made to the
     Member's designated beneficiary, commencing

                        (A)  within one (1) year (or such
     longer time as the Secretary of the Treasury may be regulations prescribe) after the Member's death, or

                        (B)  if the designated beneficiary is
     such Member's surviving Spouse, no later than the date on which such Member would have attained age seventy and one-half (70-1/2),

              and payable, in accordance with regulations prescribed by the Secretary of Treasury, over a period not extending beyond the life expectancy of such designated beneficiary.

              (c) For purposes of Paragraphs (a)(2) and (b)(2), at the election of the Member or a surviving Spouse the life expectancy of a Member and/or his Spouse may be redetermined, but not more often than annually. In the absence of such an election, life expectancies shall not be redetermined once benefit distribution has commenced.

              (d) Under regulations prescribed by the Secretary of the Treasury, any amount paid to a Member's child shall be treated as if it had been paid to such Member's surviving Spouse if such amount will become payable to such spouse upon the child reaching maturity or such other designated event which may be permitted under such regulations.

              (e)  For purposes of this Section 7.14, the term
     "designated beneficiary" shall mean a Member's surviving
     Spouse or an individual designated by the Member pursuant to
     Section 15.5.

              (f) Notwithstanding anything in the Plan to the contrary, the form and timing of all distributions under the Plan shall be in accordance with regulations issued by the Department of the Treasury under section 401(a)(9) of the Code, including the incidental death benefit requirements of section 401(a)(9)(g) of the Code.

7.16 Direct Transfers - If a Member who is entitled to a distribution of at least $200 which is an "eligible rollover distribution," as defined in section 402(f)(2)(a) of the Code, elects in writing on a form provided by the Plan Administrator to have such distribution, or a portion of such distribution equal to at least $500 (or the entire distribution if less than $500) paid directly to a specified "eligible retirement plan," as defined in section 402(c)(8)(B) of the Code, which is a defined contribution plan the terms of which permit the acceptance of rollover distributions, the portion of such distribution which would otherwise be includible in the Member's gross income shall be distributed in the form of a direct trustee-to-trustee transfer to the eligible retirement plan so specified.
ARTI     CLE VIII

CONT             RIBUTIONS AND FUNDING


8.1 The Plan shall be funded for the exclusive purposes of providing benefits to Members and their beneficiaries and for defraying reasonable expenses in administering the Plan.

8.2 All contributions to the Plan shall be made to the Trust and all benefit payments shall be made held in the Trust.

8.3 Contributions to the Plan shall be returned to the Company in the following instances:

              (a) In the case of a contribution made by the Company pursuant to a mistake in fact, such contribution shall be returned to the Company within one year after the payment of the contribution.

              (b)  Each contribution to the Plan is hereby
     conditioned on its deductibility under Section 404 of the Code, and if any part or all of a contribution is disallowed, then to the extent of such disallowance the contribution shall be returned to the Company.


8.4 Forfeitures resulting from a Member's early retirement, termination of employment or death shall not be applied to increase the benefit that any Member would otherwise receive under the Plan and shall be applied as soon as possible to reduce Company contributions.

ART       ICLE IX


LIM      ITATIONS ON BENEFITS AND CONTRIBUTIONS

9.1  As used in this Article IX -

                   (a)  "Annual Addition," for a Limitation
     Year, means, in the case of any Defined Contribution Plan, the aggregate of -

                        (1)  the amount of a Member's
     voluntary contributions for the Limitation Year; and

                        (2)  Employer contributions and
     forfeitures allocated to the Member's accounts for the Limitation Year.

                   (b)  "Annual Benefit" under a Defined
     Benefit Plan means a retirement benefit payable annually in the form of a straight life annuity under such plan.

                        For purposes of this Subsection (b) -

                        (1)  if a retirement benefit is provided
     in a form other than a straight life annuity or a qualified joint and survivor annuity (within the meaning of Section 417(b)(1) of the Code), such benefit shall be adjusted (in accordance with regulations prescribed by the Secretary) to an equivalent benefit in the form of a straight life annuity on the basis of the actuarial assumptions specified in Section 1.2 for optional forms of payment other than the lump sum option (except that the interest rate assumption shall be 5% if the rate specified is less than 5%);

                        (2)  if a retirement benefit is provided
     in the form of a qualified joint and survivor annuity (within the meaning of Section 417(b)(1) of the Code) which includes additional post-retirement death benefits, such benefit need not be adjusted to the extent the value of the benefit in such form exceeds the sum of (A) the value of a straight life annuity and
     (B) the value of any post retirement death benefits that would be payable even if the annuity was not in the form of a joint and survivor annuity;

                        (3)  if such annual retirement benefit
     is attributable in part to employee contributions or to roll-over contributions (as defined in Section 402(a)(5), 403(a)(4) or 408(d)(3) of the Code or Section 409(b)(3)(C) of the Code as in effect prior to 1984), the annual retirement benefit shall be reduced on the basis of the actuarial assumptions specified in
     Section 1.2 for optional forms of payment other than the lump sum option (except that the interest rate assumption shall be 5% if the rate specified is less than 5%) so that it will be the equivalent of an annual retirement benefit derived solely from employer contributions.

                   (c)  "Defined Benefit Plan" means any
     Retirement Plan that is not a Defined Contribution Plan.

                   (d)  "Defined Benefit Plan Fraction," for a
     Limitation Year, means a fraction,

                        (1)  the numerator of which is the
     aggregate Projected Annual Benefit (determined as of the last day of the Limitation Year) of the Member under all Defined
     Benefit Plans, and

                        (2)  the denominator of which is the
     greater of -

                             (A)  an amount equal to the
     lesser of -

                                  (i)  the product of 1.25
     and the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such Limitation Year (adjusted as described in Subsections 9.2(d) and (e)), or

                                  (ii)  the product of 1.4 and
     the aggregate Projected Annual Benefit (determined as of the last day of the Limitation Year) that the Member would receive under all such plans if the plans, in the aggregate, provided the benefit described in Section 415(b)(1)(B) of the Code; or

                             (B)  in the case of an
     individual who participated in a Defined Benefit Plan that was in existence on July 1, 1982, the product of 1.25 and his Accrued Benefit under the Plan. For purposes of this Subparagraph (B) and Paragraph 9.2(a)(2), an individual's "Accrued Benefit" under a Defined Benefit Plan means the individual's accrued benefit under the Plan (determined as of the end of the last Plan Year beginning before January 1,
     1983), expressed as an annual benefit (within the meaning of
     Section 415(b)(2) of the Code as in effect before the amendments made by the Tax Equity and Fiscal Responsibility Act of 1982).

                             (C)  in the case of an
     individual who participated in a Defined Benefit Plan that was in existence on May 6, l986, the product of l.25 and his Accrued Benefit under the Plan. For purposes of this Subparagraph (C) and Paragraph 9.2(a)(2), an individual's "Accrued Benefit" under a Defined Benefit Plan means the individual's accrued benefit under the plan (determined as of the end of the last plan year beginning before January l, l987), expressed as an annual benefit (within the meaning of Section 4l5(b)(2) of the Code as in effect before the amendments made by the Tax Reform Act of l986).

              (e) "Defined Contribution Plan" means a Retirement Plan that provides for an individual account for each Member and for benefits based solely on the amount contributed to such account and any income, expense, gains, losses, and forfeitures of accounts of other Members in respect of such account.

              (f)  "Defined Contribution Plan Fraction," for a
     Limitation Year, means a fraction,

                   (1) the numerator of which is the sum of the Annual Additions to a Member's accounts under all Defined
     Contribution Plans, as of the close of the Limitation Year and for all prior Limitation Years, and

                   (2)  the denominator of which is the sum of
     the lesser of the following amounts, determined for such Limitation Year and for each prior year of the Member's service with the Company or an Affiliate:

                        (A)  the product of 1.25 and the dollar
     limitation in effect under Section 415(c)(1)(A) of the Code, or

                        (B)  the product of 1.4 and the amount
     that may be taken into account under Section 415(c)(1)(B) of the Code; provided, however,

                   (3)  the Company may elect, on a uniform
     and nondiscriminatory basis, to make use of the special transition rule of Section 415(e)(6) of the Code applicable to plan years ending before January 1, 1983, and Section
     1106(i)(4) of the Tax Reform Act of 1986 applicable to years ending before January 1, 1987, to determine the denominator of the Defined Contribution Plan Fraction, and

                   (4)  in accordance with regulations
     promulgated under Section 415 of the Code, the portion of the numerator of the Defined Contribution Plan Fraction attributable to Limitation Years beginning before January 1, 1983 or January 1, 1987 as the case may be, shall be reduced, to the extent necessary, so that the sum of the Defined Benefit Plan Fraction and Defined Contribution Plan Fraction for the last Limitation Year beginning before January 1, 1983 or January 1, 1987, as the case may be, does not exceed one
     (1.0).

              (g)  "Limitation Year" means the Plan Year.

              (h) A Member's "Projected Annual Benefit" under a Defined Benefit Plan shall be equal to the Annual Benefit to which he would be entitled under such plan if he were to continue employment until his normal retirement age under such plan (or until his current age, if later), his Section 415 Compensation for the Limitation Year under consideration remains the same until the date he attains such age, and all other relevant factors used to determine benefits under the plan were to remain the same as in the current Limitation Year for all future Limitation Years.

              (i) "Retirement Plan" means any plan maintained by the Company or an Affiliate that is (A) a pension, profit sharing or stock bonus plan, described in Section 401 (a) and 501(a) of the Code, (B) an annuity plan or annuity contract described in Section 403(a) of the Code, (C) a simplified employee pension plan described in Section 408(k) of the Code, or (D) a qualified bond purchase plan described in
     Section 405(a) of the Code. In addition, Retirement Plan shall include (A) an individual retirement account or an individual retirement annuity described in Section 408(a) or 408(b) of the Code (or an individual retirement bond described in 409 of the Code as in effect prior to 1984), or an annuity contract described in Section 403(b) of the Code, if such account or annuity (or bond) is considered to be maintained by the Company or an Affiliate under Section 1.415-7(h) or (i) of the Federal Income Tax Regulations and (B) a program of voluntary contributions contained in a defined benefit pension plan.

              (j) "Section 415 Compensation," for any period, means an individual's current compensation from the Company or an Affiliate required to be reported on Form W-2 for such period, including those items listed in Paragraph (1) of Section 1.415-2(d) of the Federal Income Tax Regulations but excluding those items listed in Paragraph (2) thereof.

9.2 (a) Notwithstanding anything in this Plan to the contrary, the Annual Benefit to which a Member is entitled at any time under this Plan, when added to his aggregate Annual Benefit under all other Defined Benefit Plans, shall not, during a Limitation Year exceed the greatest of -

                        (1)  the lesser of -

                             (A)  $90,000, or

                             (B)  100 percent (100%) of the
     average of his Section 415 Compensation for his high three (3) consecutive calendar years during which he was a Member of the Plan,

                        (2)  in the case of an individual who
     was a Member prior to January 1, 1983, his Accrued Benefit as defined in Subparagraph 9.1(d)(2)(B), and

                        (3)  in the case of an individual who
     was a Member prior to January 1, 1987, his Accrued Benefit as defined in Subparagraph 9.1(d)(2)(C).

              (b) The Annual Benefit payable under this Plan with respect to which a Member shall be deemed to meet the requirements of Paragraph (a)(1) if -

                        (1)  such Member's Annual Benefit,
     when added to his aggregate Annual Benefit under all other
     Defined Benefit Plans, does not exceed $10,000 for the current Limitation Year and for any prior Limitation Year, and

                        (2)  such Member has not at any time
     participated in a Defined Contribution Plan.

              (c) In the case of a Member who has completed fewer than ten (10) years of participation in the Plan, the maximum Annual Benefit allowable under this Plan shall be computed by multiplying the amount determined under Subsection (a) or (b), whichever is applicable, by a fraction, the numerator of which shall be the aggregate of his years of participation and the denominator of which shall be ten (10).
     The provisions of the previous sentence shall apply to the limitations under Subparagraph (a)(l)(B) and Subsection (b) of this Section 9.2, except that such Subparagraph and Subsection shall be applied with respect to years of the Member's Period of Service rather than years of participation in the Plan. In no event shall the reductions set forth in this Subsection (c) reduce the limitations referred to in Subsections (a) or (b) to an amount less than l/l0 of such limitation (determined without regard to the reductions in this Subsection (c)).

              (d) If the Member's Annual Benefit commences after the Social Security Retirement Age, the dollar limitation contained in Section 9.2(a)(1) shall be adjusted (in accordance with regulations prescribed by the Secretary) based on the actuarial assumptions specified in Section 1.2 for optional forms of payment other than the lump sum option (except that the interest rate assumption shall be 5% if the rate specified is greater than 5%) so that such limitation equals an annual benefit, beginning at the age at which the Member's benefit commences, which is equivalent to a benefit equal to the dollar amount specified under Section 9.2(a)(1) beginning at the Social Security Retirement Age.

              (e) In the case of an annual retirement benefit that begins before a Member's Social Security Retirement Age, the dollar limitation contained in Subsection (a)(1) shall be adjusted (in accordance with regulations prescribed by the Secretary) to the actuarial equivalent, as of the date such benefits commence, of a benefit equal to the amount specified in Subsection (a)(1) commencing at the Social Security Retirement Age on the basis of the actuarial assumptions specified in Section 1.2 for optional forms of payment other than the lump sum option (except that the interest rate shall be 5% if the rate specified is less than 5%).

              (f)  The dollar limitations contained in Subsection
     (a) shall be adjusted for increases in the cost of living in accordance with regulations prescribed by the Secretary of the Treasury under Section 415(d) of the Code. Each annual adjustment shall be limited to the scheduled annual increase, as determined by the Secretary, and shall become effective on January 1 of the year for which the increase has been determined.

9.3 Notwithstanding the provisions of Section 9.2, for each Member who is also a participant in any Defined Contribution Plan, the Trustee will compute such Member's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction and will adjust his Annual Additions under the Defined Contribution Plans and his Projected Annual Benefit under the Defined Benefit Plan, so that the sum of such fractions, for any Limitation Year, will not exceed (1.0). Reductions in such Annual Additions and such Projected Annual Benefit shall be made in the following order:

              (a) First, voluntary contributions constituting Annual Additions under each Retirement Plan shall be reduced proportionately to the voluntary contributions which the Member could otherwise have made to such Retirement Plans;

              (b) Second, the Member's Projected Annual Benefit under this Plan shall be reduced by the proportion that his Projected Annual Benefit under each such Plan bears to his aggregate Projected Annual Benefit under all such Plans;

              (c) Third, Employer Contributions (other than Salary Reduction Contributions) to profit sharing plans and stock bonus plans shall be reduced proportionately to such Employer Contributions that would otherwise be made to the Member's accounts under such Plans; and

              (d)  Fourth, Salary Reduction Contributions to
     Defined Contribution Plans shall be reduced proportionately to the Salary Reduction Contributions that would otherwise be made to the Member's accounts under such Plans.

9.4 If, on a Member's Benefit Commencement Date, his Accrued Benefit, computed without regard to this Article IX, exceeds the maximum annual benefit which he may receive under the provisions hereof, his retirement benefit shall be adjusted on the first day of each subsequent Plan Year to take into account any increase, since his Benefit Commencement Date, in the maximum permissible retirement benefit; provided, however, that such retirement benefit shall not at any time exceed his Accrued Benefit, computed without regard to this Article IX, as of his Benefit Commencement Date.

9.5  The limitation imposed by this Article IX shall be
     administered in accordance with the final regulations and
     rulings issued by the Secretary of the Treasury under Section 415 of the Code.
ART       ICLE X

TOP                -HEAVY PLAN YEARS

10.1 For purposes of this Article X:

              (a)  (1)  "Key Employee" means any Employee
     who, at any time during the Plan Year or any of the four (4) preceding Plan Years, is --

                        (A)  one of the ten (10) Employees
     owning the largest interests in the Company and all Affiliates considered as a unit;

                        (B)  an owner of (i) more than five
     percent (5%) of the outstanding stock, or of stock possessing more than five percent (5%) of the total combined voting power, of the Company or any Affiliate, or (ii) more than five percent (5%) of the capital or profits interest in any Affiliate which is not a corporation;

                        (C)  an owner of (i) more than one
     percent (1%) of the outstanding stock or of stock possessing more than one percent (1%) of the total combined voting power of the Company or any Affiliate or (ii) more than one percent (1%) of the capital or profits interest in any Affiliate which is not a corporation, in either case if and only if the
     Section 415 Compensation of such owner from the Company and all Affiliates combined exceeds $150,000; or

                        (D)  an officer of the Company or an
     Affiliate whose Section 415 Compensation exceeds 50% of the dollar limitation in effect under Section 415(b)(1)(A) for any such Plan Year.

                   (2)  For purposes of Subparagraph (1)(A),

                        (A)  no Employee shall be considered a
     Key Employee if such Employee's Compensation is not more than the amount determined under Section 415(c)(1)(A) of the Code (as adjusted pursuant to Section 415(d)(1)(B) of the Code) for the calendar year in which falls the Determination Date; and

                        (B) if any two Employees own the same
     interest in the Company or any Affiliate, the Employee having the larger Section 415 Compensation will be considered to own the larger interest.

                   (3)  For purposes of Subparagraphs (1)(A)-
     (C), an Employee shall be considered as owning all interests in the Company or an Affiliate in which he owns directly or would be considered as owning under the rules contained in
     Section 318 of the Code, except that subparagraph (C) of
     Section 318(a)(2) shall be applied by substituting "5%" for "50%".

                   (4)  No more than the greater of three (3)
     Employees or ten percent (10%) of all Employees (up to a maximum of fifty (50)) of the Company and all Affiliates combined shall be considered officers for purposes of Subparagraph (1)(D) and, with respect to Plan Years beginning on or before February 28, 1985 no Employee of the Company or an Affiliate which is not a corporation shall be considered an officer for such purposes. Where the actual number of such officers exceeds the limits imposed by the preceding sentence, those Employees who will be considered officers for purposes of Subparagraph (1)(D) shall be the officers having the highest annual compensation during the five (5) year period consisting of the Plan Year and the four (4) preceding Plan Years.

              (b) "Determination Date" means with respect to any Plan Year, the last day of the immediately preceding Plan
     Year.

              (c)  "Aggregation Group" means

                   (1)  each plan of the Company or Affiliate,
     which --

                        (A)  has one or more participants
     who are Key Employees, or

                        (B)  enables any plan described in
     Subparagraph (A) to meet the requirements of Section
     401(a)(4) or Section 410 of the Code.

     plus, at the Board's election,

                   (2)  any other plan or plans which, when
     considered together with the plan or plans described in Paragraph (1), satisfy the requirements of Section 401(a)(4) and/or Section 410 of the Code.

              (d) "Employee" and "Key Employee" include their beneficiaries.

              (e) "Top-Heavy Plan Year" means any Plan Year with respect to which the Plan is a Top-Heavy Plan described in Section 10.3, such Section 10.3 to be read as incorporating the definitions supplied by Section 416 of the Code and the regulations promulgated thereunder, and those of any successor statute thereto.

              (f) "Section 415 Compensation" has the meaning assigned to it in Section 9.1(j) of the Plan, but determined without regard to Sections 125, 402(a)(8) and 402(h)(1)(B) of the Code.
.
10.2 To the extent required under Section 401(a)(10)(B) and/or
     Section 416 of the Code (or any successor statute(s) thereto), for any Top-Heavy Plan Year, the provisions of the Plan shall apply only to the extent not inconsistent with Sections 10.4 through 10.7 of the Plan.

10.3          (a)  Except as provided in Section 10.3(a)(3), the
     Plan is a Top-Heavy Plan with respect to a Plan Year, if, as of the Determination Date of such Plan Year --

                   (1)  the cumulative accrued benefits of Key
     Employees under the Plan exceeds sixty percent (60%) of the cumulative accrued benefits of all Employees under the Plan unless the Plan is a Member of an Aggregation Group with respect to which the percentage test described in Subparagraph
     (2)(B) is not met; or

                   (2)  the Plan is a Member of an Aggregation
     Group --

                        (A)  which is described in
     Section 10.1(c)(1),and

                        (B)  with respect to which the sum
     of --

                              (i)  the present value of the
     cumulative accrued benefits of all Key Employees under all defined benefit plans within the Aggregation Group, and

                             (ii)  the aggregate of the
     account balances of all Key Employees under all defined contribution plans in the Aggregation Group --

     exceeds sixty percent (60%) of the sum of --

                              (i)  the present value of the
     cumulative accrued benefits of all Employees under all defined benefit plans included in the Aggregation Group, and

                             (ii)  the aggregate of the
     account balances of all Employees under all defined contribution plans in the Aggregation Group.

                   (3) Notwithstanding Paragraphs (1) and (2) of this Section 10.3(a), the Plan shall not be a Top-Heavy Plan for any Plan Year in which the Plan is a member of an Aggregation Group with respect to which the percentage test described in Section 10.3(a)(2)(B) is not met.

              (b)  For purposes of this Section 10.3:

                   (1) the accrued benefit and/or account balances of any Employee who is not a Key Employee during the Plan
     Year but who was a Key Employee during any prior Plan Year shall be disregarded;

                   (2) the present value of an Employee's accrued benefit under a defined benefit plan as of a Determination Date shall be determined as of that valuation date which occurs within the twelve (12) month period ending on such Determination Date and is used by the enrolled actuary for computing Plan costs for minimum funding, as if the Employee's separation from service occurred on such valuation date.

                   (3)  the account balance of an Employee in a
     defined contribution plan as of any Determination Date shall be equal to the account balance of the Employee on the valuation date which occurs within the twelve (12) month period ending on such Determination Date including an adjustment for contributions made or which are due as of such Determination Date.

                   (4) for any Plan Year beginning after 1984, the present value of the accrued benefit or the account balance of any Employee who has not performed services for the Company during the five (5) year period ending on the Determination Date shall be disregarded.

                   (5)  the account balance of an Employee in a
     defined contribution plan or the present value of the accrued benefit of an Employee in a defined benefit plan, as of a Determination Date -

                        (A)  excludes any rollover
     contribution or similar transfer to such plan made after December 31, 1983 and attributable to the Participant's interest in a plan other than a plan maintained by the Company or an Affiliate, and

                        (B)  includes any amount distributed
     with respect to the Employee under the plan within the five (5) year period ending on the Determination Date, except to the extent that such amount is included in such Employee's account balance or the present value of his accrued benefit pursuant to Paragraph (2) or (3). This Subparagraph (B) shall also apply to distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, and

                   (6)  the present value of Employees' accrued
     benefits shall be determined using the actuarial assumptions specified in Section 1.2.

10.4 (a) The Accrued Benefit, commencing on or after the Normal Retirement Date of each individual, other than a Key Employee, who was a Member during any Top-Heavy
     Plan Year shall be the greater of:

                   (1)  such Member's Accrued Benefit
     determined under Article V, or

                   (2)  an amount equal to two percent (2%) of
     such Member's Highest Average Compensation for each of the first ten (10) years of his Top-Heavy Service adjusted pursuant to Subsection (c); provided, however, that in the case of a Member whose Benefit Commencement Date is later than his Normal Retirement Date, the amount determined under this Paragraph (2) commencing on such Benefit Commencement
     Date shall not be less than the Actuarial Equivalent of the Accrued Benefit that would have been payable pursuant to this Paragraph (2) on the Member's Normal Retirement Date.

              (b)  For purposes of this Section 10.4:

                   (1) "Highest Average Compensation" means a
     Member's average Section 415 Compensation for the five (5) consecutive years during which his aggregate Section 415 Compensation was highest, excluding compensation earned by such Member --

                        (A)  after the close of the last Top-
     Heavy Plan Year, or

                        (B)  prior to December 1, 1984,
     except to the extent that compensation prior to December 1, 1984 is required to be taken into account so that such average is based on a five (5) year period.

                   (2)  "Top-Heavy Service" means the
     Member's Period of Service, excluding any Year of Service --

                        (A)  during a Plan Year which was
     not a Top-Heavy Plan Year, or

                        (B)  prior to December 1, 1984.

              (c)  In the case of a Member who is also a
     participant in a defined contribution plan maintained by the Company or an Affiliate, the amount described in Paragraph
     (a)(2) shall be reduced by the actuarial equivalent, determined as of the date of the Member's Benefit Commencement Date, of the Member's account balance under such defined contribution plan derived from employer contributions (which account balance shall be deemed to include prior withdrawals made by the Member accumulated at interest to the Member's Benefit Commencement Date). For purposes of this
     Subsection (c), actuarial equivalence and the interest rate referred to in the preceding sentence shall be determined using the actuarial assumptions described in Section 1.2.

10.5 (a) For any Top-Heavy Plan Year, each Member shall be vested in his Accrued Benefit in accordance with the following schedule:


Nonforfeitable
     Years of Service
Percentage

     Fewer than Two years
0%
     Two years but less than Three Years
20%
     Three years but less than Four years
40%
     Four years but less than Five years
60%
     Five or more years
100%

              (b) Any portion of a Member's Accrued Benefit which has become vested pursuant to Subsection (a) shall remain vested after the Plan has ceased to be a Top-Heavy
     Plan.

              (c) Any Member who has completed a Period of Service of at least three (3) years prior to the beginning of the Plan Year in which the Plan ceased to be a Top-Heavy Plan shall continue to vest in his Accrued Benefit according to the schedule set forth in Subsection (a) after the Plan has ceased to be a Top-Heavy Plan.

10.6          For any Top-Heavy Plan Year, the limitations contained in
     Article IX of the Plan shall be applied by substituting "1.0" for "1.25" in Section 9.1(d)(2) and 9.1(f)(2) of the Plan, and the transitional rule under Section 415(e)(6) of the Code, the use of which is provided for by Section 9.1(f)(3) of the Plan shall be applied by substituting $41,500 for $51,875, unless for such Plan Year --

              (a) the requirements of Section 10.4 would be satisfied if "three percent (3%)" were substituted for "two percent (2%)" in Subsection (a)(1) thereof; and

              (b)  the Plan would not be a Plan described in Section
     10.3 if "ninety percent (90%)" were substituted for "sixty percent (60%)" wherever the latter figure appears in Section
     10.3.

ARTIC      LE XI

ADMIN         ISTRATION; CLAIMS PROCEDURE

11.1 Salant Corporation by its approval of the Plan, as amended, accepts responsibility as a named fiduciary of the Plan with respect to the selection and retention of the Trustee of the Fund, the selection and retention of any Investment Manager, the selection of the members of the Committee and for reviewing the performance of such Committee as to the fiduciary duties and responsibilities vested in it under the Plan as hereinafter set forth. Salant Corporation shall act by resolution of its Board of Directors. Such action shall be evidenced by written resolution certified in writing by the Secretary or any Assistant Secretary of Salant Corporation.

     11.2 The Committee shall consist of not fewer than 3 nor more than 5 members and may, but need not, include members of the Board of Directors of Salant Corporation. Any member may resign at will by notice to Salant Corporation or be removed (with or without cause) by Salant Corporation. The Committee shall have exclusive responsibility and authority for approving and reviewing the Plan's investment and funding objectives and policies; and for reviewing and evaluating the performance and policies of the Trustee and of any Investment Manager. The Committee shall report regularly, at least annually, to the Board of Directors of Salant Corporation with respect to its evaluation of same. The Committee shall also have primary responsibility and authority for the administration of the Plan, including the authority to interpret its provisions, to authorize distributions from Plan assets, to establish and enforce such rules and regulations as it shall deem proper for the administration of the Plan, to determine the amount of benefits which shall be payable to any person in accordance with the provisions the Plan, to establish benefit claim procedures, to consider and decide conclusively appeals by any claimant in accordance with an appeals procedure established by the Committee and to authorize the payment of benefits from Plan assets. The decisions of the Committee in the interpretation of the provisions of the Plan and the determination of questions regarding eligibility for and the amount of benefits payable in accordance with the provisions of the Plan shall be conclusive and binding on all parties. The Committee shall also have the responsibility for compiling and communicating to the Investment Manger, if any, the financial information and projections with respect to anticipated contributions to and distributions from the Plan so that the current and ongoing liquidity and other financial needs of the Plan may be properly integrated into the recommendations of the Investment Manager respecting the Plan's investment objectives. The Committee shall have the authority to engage independent actuaries, counsel and consultants in order to fulfill its responsibilities, to rely on the advice of same and to compensate same out of Plan assets. The Committee shall also have the responsibility with respect to reporting and disclosure requirements under the Employee Retirement
     Income Security Act of 1974. The Committee shall also, from time to time, recommend Plan amendments to the Board of Directors of Salant Corporation as the Committee in consultation with others may deem appropriate. In addition to and in furtherance of the powers and authorities herein conveyed, the Committee shall be authorized, in its discretion, to allocate responsibilities among one or more of its members, and to delegate responsibilities to any person or persons selected by it. Any action taken by the Committee shall be taken by a majority of its members at a meeting or by written instrument approved by such majority in the absence of a meeting. A written resolution or memorandum signed by at least two members or by one member and the secretary of the Committee shall be sufficient evidence to any person of any action taken by such Committee.

11.3 Salant Corporation shall have the power to appoint one or more Investment Managers of the Fund. Any Investment Manager appointed by Salant Corporation shall have responsibility for recommending investment objectives and policies to the Committee and for implementing same. The Investment Manager shall be responsible for investment decisions involving assets of the Fund over which the Investment Manager has authority and shall make regular reports to the Committee.

11.4 Any person, corporation or other entity may serve in more than one fiduciary capacity under the Plan.

11.5 In the event of a dispute between the Trustees or Committee and a Member or beneficiary over the amount of benefits payable under the Plan, the Member or beneficiary may file a claim for benefits by notifying the Committee of such claim. Such notification may be in any form adequate to give reasonable notice to the Committee, shall set forth the basis of such claim and shall authorize the Committee to conduct such examinations as may be necessary to determine the validity of the claim and to take such steps as may be necessary to facilitate the payment of any benefits to which the claimant may be entitled under the Plan.

11.6 The Committee shall decide whether to grant a claim within ninety (90) days of the date on which the claim is filed, unless special circumstances require a longer period for adjudication and the claimant is notified in writing of the reasons for an extension of time within such ninety (90) day period;
     provided, however, that no extension shall be permitted beyond ninety (90) days after the date on which the claimant received notice of the extension of time from the Committee.
     If the Committee fails to notify the claimant of their decision to grant or deny the claim, such claim shall be deemed to have been denied by the Committee and the review procedure described in Section 11.7 shall become available to the claimant.

11.7 (a) Whenever a claim for benefits is denied, written notice, prepared in a manner calculated to be understood by the claimant, shall be provided to the claimant, setting forth the specific reasons for the denial and explaining the procedure for review of the decision made by the Committee. If the denial is based upon submission of information insufficient to support a decision, the Committee shall specify the information which is necessary to perfect the claim and its reasons for requiring such additional information.

              (b) Any claimant whose claim is denied, may, within sixty (60) days after the receipt of written notice of such denial, request in writing a review by the Board, the Members of which shall be "named fiduciaries," within the meaning of Section 402(a) of ERISA for the purpose of adjudicating such appeals. Such claimant or the claimant's representative may examine any Plan documents relevant to the claim and may submit the issues and comments in writing.
     The Board shall adjudicate the claimant's appeal within sixty
     (60) days after its receipt of the claimant's written request for review, unless special circumstances require a longer period for adjudication and the claimant is notified in writing of the reasons for an extension of time within such sixty (60) day period; provided, however, that such adjudication shall be made no later than one hundred twenty (120) days after the Board's receipt by them of the claimant's written request for review.

              (c) If the Board fails to notify the claimant of its decision with respect to the claimant's request for review within the time specified by this Section, such claim shall be deemed to have been denied on review.

11.8 If the claim is denied by the Board, such decision shall be in writing, shall state specifically the reasons for the decision, shall be written in a manner calculated to be understood by the claimant and shall make specific reference to the pertinent Plan provisions upon which it is based.

11.9 The procedure set forth in this Article XI shall be revised as necessary to conform to regulations promulgated by the United States Department of Labor or any successor authority regulating claims procedures for employee benefit plans.

ARTI      CLE XII

THE                    TRUST FUND


12.1 Salant Corporation shall enter into a Trust Agreement with the Trustee, for the establishment and maintenance of the Trust Fund. The Trust Agreement shall be deemed to form a part of the Plan, and all rights which may accrue to any person under the Plan shall be subject to the terms of the Trust Agreement.

12.2 The Trustee shall manage and control the Trust Fund in accordance with the terms of the Trust Agreement. The Trustees shall pay benefits to Members or former Members only upon the specific instructions of the Committee.

12.3 Administrative expenses of the Plan shall be paid out of the
     Trust Fund unless and to the extent paid by the Company.
     The Company may reimburse the Trust Fund for any payment
     so made.
ARTI     CLE XIII

AMEN       DMENT AND TERMINATION OF THE PLAN

13.1 Amendment of the Plan

     Salant Corporation reserves the right to modify or amend this Plan from time to time and to any extent that it may deem advisable, including without limitation any amendment deemed necessary to insure the continued qualification of this Plan under the provisions of the Internal Revenue Code. Any amendment shall be made pursuant to a resolution duly adopted by Salant Corporation's Board of Directors. No amendment shall have the effect of returning to the Company the whole or any part of the assets of this Plan or of diverting any part of the assets of this Plan to purposes other than for the exclusive benefit of the Members and their beneficiaries at any time prior to the satisfaction of all the liabilities under this Plan with respect to such persons. If such amendment reduces the Accrued Benefit of any Member, such amendment shall not be valid unless approved by the Secretary of Labor or unless he fails to take action disapproving such amendment within 90 days after receiving notice of it.

     Except as otherwise provided in regulations prescribed by the Secretary of the Treasury, an amendment to the Plan which has the effect of eliminating or reducing an early retirement benefit or eliminating an optional form of benefit with respect to benefits attributable to service prior to such amendment shall be treated as reducing Accrued Benefits for purposes of this Section 13.1.

     A Plan amendment that changes the Plan's vesting schedule shall not be effective with respect to any Member with a three-year Period of Vesting Service who makes an irrevocable election during the election period to have his benefit determined without regard to such amendment.

     For purposes of the preceding paragraph the election period shall begin on the date the Plan amendment is adopted and end on the latest of the following dates:

                        (i)  The date which is 60 days after the
     day the Plan amendment is adopted,

                        (ii)  The date which is 60 days after the
     day the Plan amendment is effective, or

                        (iii)  The date which is 60 days after the
     day the Member is issued written notice of the Plan amendment by the Plan Administrator.

13.2 Termination of the Plan

                   (a)  Termination.  The Company reserves the
     right to terminate the Plan, in whole or in part, at any time.

                   (b)  Benefits are Non-Forfeitable.  Upon
     termination or partial termination of the Plan, the rights of all affected Members to their Accrued Benefits in accordance with
     Section 5.1 to the date of termination or date of partial termination shall be non-forfeitable, except as provided under the provisions of Article XIV.

13.3 Allocation of Assets Upon Plan Termination

     Upon termination of the Plan in accordance with the provisions of Section 13.2, the Plan's assets shall be allocated in accordance with the following order, subject to the provisions of Title IV of ERISA:

                   (a)  Benefits payable as an annuity to
     (i) Members and their beneficiaries who began receiving benefits at least three years prior to the termination date of the Plan and (ii) Members and their beneficiaries who could have been receiving benefits as of three years prior to the termination date of the Plan if they had retired prior to the beginning of the three year period and if their benefits had commenced (on the Life Annuity form under this Plan) as of the beginning of such period, based on the provisions of the Plan (as in effect during the five year period ending on such termination date) under which such benefit would be the least.

              Salant Corporation may at any time require any other Company to withdraw from the Plan, and any Affiliate may voluntarily withdraw with Salant Corporation's consent, and upon any such withdrawal, the Plan, in respect of such Affiliate, shall be terminated.

              Upon a termination of the Plan with respect to an Affiliate, the Trustees shall allocate and segregate for the benefit of the Members then or theretofore employed by such Affiliate their proportionate interest in the Trust Fund.

                   (b)  All other benefits which are insured by
     the Pension Benefit Guaranty Corporation determined without regard to Section 4022(b)(5) of ERISA or which would have been so insured if Section 4022(b)(6) of ERISA did not apply.

                   (c) All other non-forfeitable benefits under the Plan.

                   (d)  All other benefits under the Plan.

              If the assets of the Plan available for allocation under
     (a) or (b) are insufficient to satisfy in full the benefits which are described, the assets shall be allocated pro rata among such individuals on the basis of the present value (as of the Plan's date of termination) of their respective benefits.

              Any residual assets of the Plan remaining after the satisfaction of all liabilities of the Plan shall be distributed to the Company.

13.4 Merger or Consolidation

     No merger or consolidation with, or transfer of assets or liabilities to, any other plan shall be made unless each Member in this Plan would receive a benefit, if the Plan terminated immediately after the merger, consolidation or transfer, equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if this Plan had then terminated.
ARTI      CLE XIV

LIMI  TATION OF BENEFITS FOR HIGHLY PAID EMPLOYEES


14.1 In the event of Plan termination, the benefit payable to any highly compensated employee or any highly compensated former employee (as defined in section 414(q) of the Code and regulations thereunder) shall be limited to a benefit that is nondiscriminatory under section 401(a)(4) of the Code. If payment of benefits is restricted in accordance with this Subsection (a), assets in excess of the amount required to provide such restricted benefits shall become a part of the assets available under Section 13.3 for allocation among Members and their contingent annuitants and beneficiaries whose benefits are not restricted under this Section 14.1.

14.2 The restrictions of this Section 14.2 shall apply prior to termination of the Plan to any Member who is a highly compensated employee or a highly compensated former employee and who is one of the 25 highest paid employees of the Company and its Affiliates for any Plan Year. The annual payments to any such Member shall be limited to an amount equal to the payments that would have been made to the Member under a single life annuity that is the Actuarial Equivalent of the sum of the Member's Accrued Benefit and any other benefits under the Plan.

14.3 The restrictions in Section 14.2 shall not apply:

                   (a) if, after the payment of all benefits payable to such Member, the value of the Plan assets equals or exceeds 110 percent of the value of the current liabilities (within the meaning of section 412(1)(7) of the Code);

                   (b) if the value of all benefits payable to such Member is less than one percent (1%) of the value of current liabilities; or

                   (c) if the value of all benefits payable to such Member does not exceed $3,500 (or such other amount as is specified in section 411(a)(11) of the Code.

ARTICLE XV

MISCELLANEOUS          PROVISIONS


15.1 Evidence of Survival

     Where a benefit payment is contingent upon the survival of any person, evidence of such person's survival must be furnished either by personal endorsement of the check drawn for such payment or by other evidence satisfactory to the Plan Administrator.

15.2 Non-Alienation of Benefits

     Except in the case of a qualified domestic relations order within the meaning of Section 414(p) of the Code, benefit payments may not be assigned or hypothecated and, to the extent permitted by law, no such payment will be subject to legal process or attachment for the payment of any claims against any person entitled to receive the same. No portion of any benefit payable under the Plan shall be alienated except for those amounts designated by the Member, provided (a) such amounts do not exceed 10% of any benefit payment and
     (b) any such designation made by a Member may be revoked by him at any time.

15.3 Payments to Incompetents

     If the Company receives evidence satisfactory to it that (a) a payee entitled to receive any payment under the Plan is physically or mentally incompetent to receive such payment or is a minor, (b) another person or an institution is then maintaining or has custody of such payee and (c) no guardian, committee or other representative of the estate of such payee has been appointed, the Plan Administrator may direct that payments be made (in the case of a minor at a rate not exceeding $50 a month) to such other person or institution.

15.4 Misstated Information

     If any information has been misstated on which a benefit under the Plan with respect to a person was based, such benefit shall not be invalidated but the amount of the benefit shall be adjusted to the proper amount as determined on the basis of the correct information. Overpayments, if any, with interest as determined by the Plan Administrator shall be charged against any payments accruing with respect to the person. The Plan Administrator reserves the right to require proof of age of any person entitled to a benefit under this Plan.

15.5 Beneficiary

     Subject to Section 7.2, a Member shall designate, with the right to change such designation, a beneficiary to receive any payment or payments to which a beneficiary may become entitled under the Plan. Any other person to whom periodic payments are payable under this Plan may designate, with the right to change such designation, a beneficiary to receive any remaining periodic payments becoming due upon the death of such person provided that no prior conflicting designation by a Member is then in effect with respect thereto. If no designated beneficiary is surviving when a payment is to be made to a beneficiary, the commuted value of any remaining periodic payments shall be made to the person or persons in the first surviving class of the following classes of successive preference beneficiaries: (a) the Member's widow or widower,
     (b) the Member's surviving children, (c) the Member's surviving parents, (d) the Members surviving brothers and sisters, (e) the executors or administrators of the person upon whose death the payments become due.

15.6 The law of the State of New York shall be the controlling state law in all matters relating to the Plan and shall apply to the extent it is not preempted by the laws of the United States of America.

              IN WITNESS WHEREOF, Salant Corporation, by its
     duly authorized officers, with its corporate seal affixed, has caused this Plan to be executed
     this              day of December, 1994.

                                  SALANT
CORPORATION



     By. . . . . . . . . . . . . . . . . . . . . . . . . .
Attest:



. . .

6977

03/23/95
        APPENDIX A

                   ADOPTING COMPANIES

Name
Effective Date

Salant Corporation
January 1, 1979

Denton Mills, Inc.
January 1, 1992